American International Group, Inc., and Subsidiaries

Exhibit 23

Consent of Independent Registered Public Accounting Firm

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-8, Form S-4 and Form S-3 (No. 2-45346, No. 2-75875, No. 2-78291, No. 2-91945, No. 33-18073, No. 33-57250, No. 333-48639, No. 333-58095, No. 333-70069, No. 333-83813, No. 333-31346, No. 333-39976, No. 333-45828, No. 333-50198, No. 333-52938, No. 333-68640, No. 333-74187, No. 333-101640, No. 333-101967, No. 333-108466, No. 333-111737, No. 333-115911, No. 333-106040, No. 333-132561, No. 333-143992 No. 333-148148, No. 333-150865, No. 333-158019, No. 333-158098 and No. 333-160645) of American International Group, Inc. of our report dated February 26, 2010, relating to the financial statements, financial statement schedules, and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers

New York, New York
February 26, 2010